EXHIBIT 11.1


                 Computation of Earnings (Loss) per Common Share
               (In thousands, except share and per share amounts)

                                                       THREE MONTHS ENDED DECEMBER 31,
                                               --------------------------------------------
                                                    1999            1998           1997
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
Net earnings (loss)                             $      (406)    $     3,202    $     2,300
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Average number of common
    shares outstanding                            7,114,456       6,702,275      6,589,431

Average number of common shares outstanding,
    non-detachable put                            1,200,000       1,200,000              0
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Average number of common shares outstanding,
    including non-detachable put                  8,314,456       7,902,275      6,589,431

Dilutive effect of outstanding stock
    options and warrants                                  0          33,874        155,225

Dilutive effect of non-detachable put option              0         472,001              0
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Average number of common and common
    equivalent shares outstanding                 8,314,456       8,408,150      6,744,656
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Basic earnings (loss) per share                 $     (0.05)    $      0.41    $      0.35

Diluted earnings (loss) per share               $     (0.05)    $      0.38    $      0.34
===========================================================================================

                                                           YEARS ENDED DECEMBER 31,
                                               --------------------------------------------
                                                    1999            1998           1997
-------------------------------------------------------------------------------------------

Net earnings                                    $     8,276     $    10,656    $     7,751
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Average number of common
    shares outstanding                            6,942,481       6,699,833      6,568,444

Average number of common shares outstanding,
    including non-detachable put                  1,200,000         600,000              0
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Average number of common shares outstanding,
    including non-detachable put                  8,142,481       7,299,833      6,568,444

Dilutive effect of outstanding stock
    options and warrants                             29,461          63,367        165,908

Dilutive effect of non-detachable put option        398,507         157,334              0
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Average number of common and common
    equivalent shares outstanding                 8,570,449       7,520,534      6,734,352
-------------------------------------------------------------------------------------------

Basic earnings per share                        $      1.02     $      1.46    $      1.18

Diluted earnings per share                      $      0.97     $      1.42    $      1.15
===========================================================================================